Exhibit 4.(a).8

[FOR CONVENIENCE ONLY, NOT AN OFFICIAL TRANSLATION]

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

Agreement

Executed at Rosh Ha’ayin on this 12th day of February 2004

Between:	Partner Communications Company Ltd.
of 8 Amal Street, Rosh Ha'ayin (hereinafter: "Partner")	Of the First Part;

And:	Superpharm (Israel) Ltd. of 16 Shenkar Street, Herzliya Pituach (hereinafter: The "Reseller" or "Superpharm")	Of the Second Part;

WHEREAS:	Partner is engaged in the provision of wireless radio telephone services operating under the GSM cellular system (hereinafter: "Partner's Network") and the marketing of wireless radio telephone products operating using the GSM method, and the provision of installation and maintenance services for such products, as defined below; and

WHEREAS:	The Reseller is a company which operates a chain of retail associate stores; and

WHEREAS:	The Parties entered into an agreement on 11 February 2001 (the "Previous Agreement") under which Superpharm acted as reseller of Partner's products; and

WHEREAS:	The Parties wish to bring the Previous Agreement to an end and to replace it with this Agreement, under which the contract between them shall continue, in accordance with the conditions set forth below in this Agreement.

Now therefore, the Parties hereto have agreed as follows:

1.	Introduction

1.1.	The Preamble to this Agreement constitutes an integral part hereof.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

1.2.	The Annexes attached to this Agreement constitute an integral part hereof provided that they are executed by both Parties.

1.3.	The section headings in this Agreement are for the purpose of convenience alone and shall not affect its interpretation.

2.	Definitions

For the purposes of this Agreement, the following terms and expressions shall have the meanings set forth alongside them, unless the context or language of the text requires otherwise:

2.1.	“Partner’s Stores” – stores located and operated by Partner. Sale at such stores shall be effected by employees of Partner only.

2.2.	“Terminal Units” – wireless radio telephone handsets operating under the cellular system.

2.3.	“Communications Packages” – a product affording its purchaser the right to connect to a cellular network under predefined conditions. The conditions might include a defined method of charging, defined call time and a variety of services accompanying predefined services for the public.

2.4.	“Partner’s Products” or “Orange Products” – Terminal Units and Communications Packages as may be offered by Partner from time to time and approved by Partner as suitable for Partner’s Network, and supplied by Partner to its various resellers for the purpose of sale to end consumers.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

2.5.	“Swipe Card” – a card of given value issued by Partner or any party acting on its behalf by means of which a user may recharge his account on a Prepaid Terminal Unit with a right to make calls on Partner’s Network in Israel at the price set forth on the swipe card.

2.6.	“Prepaid Package” – a program for use of airtime on the Orange Network for a predetermined number of minutes, and at a price set out from time to time by Partner.

2.7.	“Prepaid Terminal Unit” – a terminal unit connected to the Orange Network sold in a package intended for use together with a Prepaid Package.

2.8.	“Other Cellular Products” – Terminal Units and Communications Packages of other cellular carriers.

2.9.	“Accessories” – hands free sets, antennas, batteries, charging and carrying devices.

2.10.	“Other Communications Products” – landline telephone packages, internet packages, international telephone cards, television and entertainment packages, and other products as set forth in Annex 2.10 of this Agreement. Annex 2.10 shall be updated from time to time with the consent of the Parties.

2.11.	“Retail Chain” – a group of stores owned by one proprietor, or bearing one name, or operated under franchise or license on behalf of one entity in which consumer goods aimed at the end consumer for personal use are sold.

2.12.	“Reseller’s Stores” – Superpharm’s chain of stores.

2.13.	“Independent Store” – a store designated for the sale of Communications Products.

2.14.	“Contracted Subscriber” – a person who has purchased a Communications Package, so long as such person is charged by Partner for use of the Package.

2.15.	“Prepaid Subscriber” – a person who has purchased a Prepaid Package.

2.16.	“m2” – gross square meter, not including public areas.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

2.17.	“Shopping Center” – a commercial area in which a number of shops and businesses are concentrated.

2.18.	“Activation” – a transaction for sale of a Communications Package to a Customer, and connection of such Customer to Partner’s Network (prepaid or post-paid).

2.19.	“Super Link Store” – an independent store operating under the name “Super Link”.

2.20.	“In-Store Department” or “In-Store Counter” – a point of sale that includes a wall unit or counter inside a Superpharm Store, as dictated by the constraints of the Store. At least 2/3 of the display and advertising areas shall be dedicated to Partner’s Products and Accessories. The Departments shall bear the brand name “Super Link Orange Reseller”.

2.21.	“Frontal Counter” – a point of sale including a sales counter near the front of or outside the Reseller’s store, or a two-sided counter at the front part of the store. The area of each counter shall be at least 3m2 and at least 80% of the display and advertising space shall be dedicated to Partner’s Products and Accessories. The counters shall bear the brand name: “Super Link Orange Reseller”.

2.22.	“Independent Counter” or “Kiosk” – a point of sale of Partner’s Products only, being a sole counter located in the passageways of a Shopping Center in the form of a central island in the passageway or on the sides of the passageways. The area of each kiosk shall be at least 8m2. The entire space within the kiosk shall be dedicated to Partner’s Products and Accessories. The counters shall bear the brand name: “Orange”.

2.23.	[*]

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

2.24.	“Points of Sale” – all Super Link Stores, departments within the Reseller’s Stores, Frontal Counters, Kiosks and Points of Sale (to the extent that any such are in existence on any relevant date).

2.25.	“Quarter” – each of the following periods in any calendar year: January through March; April through June; July through September; or October through December.

2.26.	Deleted.

2.27.	[*]

2.28.	[*]

2.29.	[*]

2.30.	“Upgrades” – replacement of Terminal Units for Partner’s Customers, either in return for payment or otherwise, in accordance with such special offers as Partner may make from time to time.

2.31.	“Operation” – Upgrade or Activation.

2.32.	[*]

2.33.	[*]

2.34.	“Account” – the account in which Partner’s authorization to the Partner Customer to make calls is managed.

2.35.	[*]

2.36.	“Orange Network Services” – mobile radio telephone services, short message services (SMS), cellular internet services, and all other services offered via the Orange Network.

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

2.37.	“Orange Network” – the communications network operated by Partner, based on landline and mobile radio telephone transmissions enabling the transfer of content to terminal equipment, and any other or additional communications network, whatever its commercial name may be, operated and/or to be operated in the future by Partner and/or a corporation under its control and/or a party contracting with it and/or its agents and/or any company and/or other legal entity associated with it, including parent companies, subsidiaries, associated companies or affiliated companies.

2.38.	[*]

2.39.	[*]

2.40.	[*]

2.41.	“Set-Up” – completion of the process of fitting out a Charging Point for Operation.

2.42.	“Approval of Transaction Form” – a form issued automatically at the Charging Point upon effecting Electronic Charging, setting out the conditions of such Electronic Charging Transaction.

3.	Nature of Contract and Points of Sale

3.1.	The Reseller undertakes to market Partner’s Products at all Points of Sale and Partner undertakes to allow the Reseller to sell its products and pay it fees in accordance with the provisions of this Agreement as set forth below.

A list of the location of the Points of Sale and the type of each Point as at the date of execution of this Agreement is attached hereto as Annex 3.1 of this Agreement, and forms an integral part hereof.

3.2.	[*]

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

3.3.	[*]

3.4.	[*]

3.5.	[*]

3.6.	Additional Kiosks shall be opened in accordance with the mechanism set forth in clause 7 below.

3.7.	[*]

3.8.	The Reseller shall be entitled, at its discretion, to market Partner’s Products on the Reseller’s internet site.

3.9.	[*]

3.10.	Subject to any law, the Reseller shall be entitled to provide technical service and/or insurance for handsets, at its exclusive liability.

3.11.	Subject to the fulfillment of all of the Reseller’s obligations, Partner shall grant the Reseller a non-exclusive right to provide Electronic Charging Services to Partner Customers on behalf of Partner, via the Charging Points to be installed at the Points of Sale, and which shall be operated and maintained by the Reseller in accordance with the provisions of this Agreement below.

4.	Stipulation of Validity of Agreement

4.1	The Parties shall jointly apply to the Commissioner for Restrictive Trade Practices (the “Commissioner”), within 14 days of the date of execution of this Agreement, for an exemption from approval of an arrangement in restraint of trade under section 14 of the Restrictive Trade Practices Law, 5748-1988.

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

4.3	Until the exemption is granted, the provisions of this Agreement shall apply, except for clauses 7, 8, 10.1.7, 10.5.2, 10.7, 12, 13, 18.4.3 and Annex 3.9 (hereinafter: “the Remaining Provisions”), provided that clauses 7, 8, 9.11, 12 and 13.1 of the Previous Agreement (hereinafter: “the Preceding Provisions”) shall apply instead of clauses 7, 8, 10.7, 12, 13 of the Remaining Provisions, respectively, until 22 June 2004 or until an exemption from the Commissioner is granted with regard of said Remaining Provisions, according to the earlier of the two. Should the requested exemption not be granted, or should the Commissioner prescribe conditions on an exemption that is granted, the Parties shall discuss entering into a new Agreement, within 14 days of the date of receipt of the Commissioner’s decision as aforesaid. For as long as neither Party gives notice to the other Party of termination of the Agreement as set forth in clause 4.4 below, the provisions of this Agreement shall continue to bind the Parties, including the Preceding Provisions (unless either the exemption granted for said provisions expires or said provisions are replaced by the Remaining Provisions) and all Remaining Provisions approved by the Commissioner – if and to the extent that such provisions are approved.

4.4	Should the Parties not succeed in reaching a new agreement within 30 days of the date on which the application for an exemption was rejected or was accepted conditionally, either Party may notify the other Party of termination of the Agreement. In such case, the provisions of clause 27 below shall apply.

4.5	The provisions of clauses 4.3 and 4.4 above shall apply in respect of any renewal and/or extension of the exemption from approval during the term of the Agreement, if required, mutatis mutandis as the case may be.

4.6	This Agreement is subject to approval of Partner’s board of directors. Should Partner’s board of directors not approve the Agreement by 15 April 2004, the parties shall negotiate a new agreement, and in the interim shall follow the provisions of the Previous Agreement which shall terminate, unless otherwise agreed by the Parties, on 31 December 2004 (subject to obtaining an extension for the exemption from the Commissioner) and the provisions of clause 27 below shall apply.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

5.	The Previous Agreement and the Interim Period

Commencing on 1 January 2004 the Previous Agreement shall terminate and the provisions of this Agreement shall apply, subject to the provisions of clause 4 above.

6.	Status of Reseller

6.1.	The Reseller is an independent contractor and the relationship between the Parties is and shall be a relationship of customer/independent contractor and under no circumstances shall employer/employee relations and/or principal/agent relations come into being between the Parties.

6.2.	The Reseller shall be entitled to present itself as a reseller only, and shall not be entitled to bind Partner vis-à-vis customers and/or any third party, by way of its signature and/or in any other manner.

6.3.	In any event in which either of the Parties receives a demand and/or is sued and/or charged with any payment whatsoever due to the act of the other Party, the other Party hereby irrevocably undertakes to compensate and/or indemnify the first Party for any such payment and/or expense caused to it in this context immediately upon its first demand, provided that the first Party give notice in writing at least two weeks in advance of such demand and/or claim and/or charge, and the other Party did not object. Where the other Party objects, the matter shall be referred to the joint ruling of Mr. Zion Ginat, representing Partner, and Mr. Yossi Zvi, representing Superpharm, for a decision. Where these two fail to make a decision, the matter shall be referred to an arbitrator as set forth in clause 30 below.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

6.4.	All persons and/or employees employed by the Reseller in selling Partner’s Products, whether directly or through the Super Link chain, for the purposes of fulfilling its obligations, shall be its employees or shall be the employees of its franchisees, and not of any other person, and the Reseller shall be solely liable for payment of their salaries and all other payments applying to an employer under the franchise system of the Superpharm chain, and in accordance with the provisions of the law, including deductions and payments of income tax, national insurance, etc.

6.5.	The Reseller undertakes to compensate and/or indemnify Partner for any damage or expense incurred by it as a result of a claim filed by an employee or any third party in respect of the employer-employee relationship and in respect of the provisions of clause 6.4 above and clause 6.6 below. Partner shall notify the Reseller in writing of any such claim within a reasonable time from the date on which it became aware of its existence. The Reseller shall be entitled, at its discretion and at its expense, assume the management of the defense of any such claim on behalf of Partner. The Reseller shall not take any action without the prior written approval of Partner. Partner shall grant its approval as aforesaid for any action, provided that this does not harm Partner in any manner whatsoever. Partner undertakes to provide the Reseller and/or an advocate acting on its behalf with an appropriate power of attorney to handle such matter, to hand over any document, deliver any information and cooperate in any way to assist in the defense against any such claim.

6.6.	The Reseller shall bear all taxes and/or levies relating to its income and/or payments received and/or payments of income tax, national insurance, etc.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

7.	[*]

7.1.	[*]

7.1.1.	[*]

7.2.	[*]

7.2.1.	[*]

7.2.2.	[*]

7.2.2.1.	[*]

7.2.2.2.	[*]

7.3.	[*]

7.3.1.	[*]

7.3.2.	[*]

7.3.3.	[*]

7.3.4.	[*]

7.4	[*]

8.	First Right of Refusal to Operate Sales Desk

Partner shall be entitled to place a Sales Desk in a branch of a Retail Chain located in a Shopping Center in which the Reseller operates a Point of Sale of any kind whatsoever, provided that such is a temporary point only as provided in clause 8.1 below and that the Reseller shall be granted a first right of refusal to operate the Sales Desk in the following manner:

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

8.1.	Partner shall notify the Reseller of its intention to erect and operate a Mobile Counter or any other Sales Desk, as aforesaid, within 14 days, or longer, from the date of such notice. The notice shall include the dates, days and hours of operation of the Sales Desk (hereinafter: the “Conditions of the Offer”). Such a Sales Desk shall be in place for no more than 60 days.

8.2.	Should the Reseller agree to operate the Sales Desk in accordance with the Conditions of the Offer, the Sales Desk shall be operated by the Reseller.

8.3.	Should the Reseller refuse or not give notice in writing of its consent to operate the Sales Desk under the Conditions of the Offer within 14 days of the date of receipt of the Offer, Partner shall be entitled to operate the Sales Desk immediately via any third party under operating conditions that are not more favorable to such third party than the aforesaid Conditions of the Offer.

9.	[*]

9.1	[*]

9.1.1.	[*]

9.1.2.	[*]

9.1.3.	[*]

9.1.4.	[*]

9.2.	[*]

9.2.1.	[*]

9.2.2.	[*]

9.2.3.	[*]

9.2.4.	Deleted.

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

9.2.5.	[*]

9.3	[*]

9.3.1	[*]

9.3.2	[*]

9.3.3	[*]

9.3.4	[*]

9.3.5	[*]

9.4	[*]

9.5	[*]

9.5.1	[*]

9.5.2	[*]

9.6	[*]

9.6.1	[*]

9.6.2	[*]

9.6.3	[*]

10.	[*]

10.1.	[*]

10.1.1.	[*]

10.1.2.	[*]

10.1.3.	[*]

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

10.1.4.	[*]

10.1.5.	[*]

10.1.5.1.	[*]

10.1.5.2.	[*]

10.1.5.3.	[*]

10.1.5.4.	[*]

10.1.6.	[*]

10.1.7.	[*]

10.2.	[*]

10.3.	Deleted.

10.4.	[*]

10.5.	[*]

10.5.1	[*]

10.5.2	[*]

10.6.	[*]

10.7.	[*]

10.8.	[*]

10.9.	[*]

11.	Method of Payment

11.1.	[*]

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

11.2.	[*]

11.3.	[*]

11.4.	VAT as provided by law shall be added to every payment under this Agreement, with the exception of discounts on Swipe Cards, which are inclusive of VAT.

11.5.	[*]

11.6.	Each of the above payments shall be made against receipt of a duly issued tax invoice.

12.	Exclusive Marketing of Partner’s Products at Points of Sale

12.1.	The Reseller shall not, during the term of the Agreement, deal in the resale of services of competing MRT networks, or in the marketing or sale of other cellular products that are not compatible for use on the Orange Network.

12.2.	During the term of the Agreement Partner shall not market its products in other Retail Chains engaged in the marketing of services and/or products of competing MRT networks. This clause shall not apply to Motorola and Eurocom Points of Sale outside Shopping Centers. For the avoidance of doubt, Partner shall not market its Products at Motorola and Eurocom stores located in Shopping Centers, during the term of this Agreement.

13.	Private Brand

13.1.	During the term of this Agreement, Partner shall continue to issue and operate a private pre-paid brand to the Reseller (a designated card) under the brand name of “Life” or “Super Link” or such other name as may be agreed upon between the Parties, which shall only be sold at the Reseller’s Stores.

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

13.2	[*]

14.	[*]

14.1.	[*]

14.2.	[*]

15.	Holding of Inventory at Points of Sale

15.1.	The Reseller shall keep sufficient quantities of inventory for the purpose of the continuous supply of Partner’s Products.

15.2.	The Reseller shall ensure that the open shelves intended for storage of inventory at the Points of Sale shall be full at all times. The Reseller shall be entitled to fill the shelves with empty boxes of Partner’s Products.

16.	Costs of Operating Points of Sale

16.1.	[*]

16.2.	The Reseller alone shall bear the rental, management fees and other fees of any kind or type whatsoever to the owners of the Shopping Centers, and any tax, levy, payment or fee applicable, if any, to the Points of Sale.

17.	Costs of Construction, Erection, Design and Maintenance of Points of Sale

17.1.	[*]

17.2.	[*]

17.3.	[*]

17.4.	The Reseller shall ensure proper maintenance of the Points of Sale, including maintenance of the design look, fair wear and tear excepted.

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

18.	Employees at Points of Sale

18.1.	Partner and the Reseller shall train those employees employed to sell Partner’s Products (hereinafter: the “Sales Representatives”), and shall equip them with uniforms.

18.2.	[*]

18.3.	Those Sales Representatives who work at the Reseller’s Points of Sale and at Cellular Counters shall be employees of the Reseller and there shall be no employer-employee relations between them and Partner.

18.4.	[*]

18.4.1.	[*]

18.4.2.	[*]

18.4.3.	[*]

18.4.4.	[*]

18.5.	[*]

18.6.	The Sales Representatives shall be entitled to engage in the sale of other communication products provided that they are present at or near the Point of Sale during working hours and that they wear uniforms as set out in clause 19.

18.7.	[*]

18.8.	[*]

18.9.	In the event of the temporary absence of a Sales Representative from a Point of Sale, the Reseller undertakes to hang a legible sign stating “Back Soon” in a visible place at the Point of Sale. Points of Sale which do not have such a sign and which are not manned shall be deemed to have been abandoned for at least half an hour.

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

18.10.	In the event that a Sales Representative is absent for a day or more, the Reseller undertakes to place a replacement Sales Representative at the Point of Sale. In the event that, due to multiple absences, the Reseller is unable to do so, the Reseller undertakes to give notice of such to Partner forthwith.

18.11.	[*]

18.12.	[*]

18.13.	[*]

19.	[*]

20.	Reseller Purchase of Partner’s Products and Supply Procedures

20.1.	The Reseller hereby undertakes to purchase Partner’s Products and sell them to Customers. Partner shall provide the Reseller with a recommended consumer price list for Partner’s Products, which shall be updated from time to time (the “Recommended Consumer Price”).

20.2.	All the Reseller’s orders of products from Partner shall be carried out using the agreements and forms employed by Partner at the time, and which are intended for use in the sale of Partner’s Products to resellers, and all payments shall be settled. Partner undertakes to ensure that the Reseller has a constant and regular supply of products in accordance with its requirements, subject to limitations of shortage of inventory.

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

21.	Customer Contracting Procedures

21.1.	The Reseller undertakes to sell the Products together with MRT services only to customers who are end users, who sign all forms and agreements with Partner as may be in force from time to time.

21.2.	Activation of MRT services for any product sold to an end user, identification of the customer and the method in which the customer executes an agreement for the supply of services with Partner, treatment of trade-in arrangements and transfer of contracting documents with new Subscribers to Partner shall be effected in the manner set out as follows (in clauses 21.3-21.7 – post products only):

21.3.	The Reseller shall identify a new Subscriber (over the age of 18) by way of identification card or driver’s license, with photograph. The Reseller shall verify that the new Subscriber’s identity number has been written on the relevant forms.

21.4.	Where the new Subscriber is a corporation, the new Subscriber shall present the Reseller with the corporation’s certificate of incorporation and an attorney’s letter to the corporation’s accountant regarding those persons authorized to bind the corporation and their mode of signature on behalf of the corporation. The Reseller shall verify that the execution by the corporation of all relevant documentation shall be made in accordance with the approval of the corporation’s attorney or accountant after the persons signing the documents have been identified and by endorsing the documents with the corporation’s stamp.

21.5.	Where a new Subscriber is a business and/or a non-registered corporation, identification shall be effected by way of an identity card/driver’s license with a photograph, and a note shall be recorded on the registration and contracting forms of both the name of the signatory identified as aforesaid, and the name of the business/unregistered corporation.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

21.6.	In the event of marketing a Communications Package which includes a trade-in, the Reseller shall effect the trade-in in accordance with the conditions of the Communications Package only, and in accordance with the procedures and provisions regarding trade-ins as prescribed in writing by Partner from time to time.

21.7.	The Reseller shall be responsible for collecting the documents that the new Subscribers have signed, and shall deliver them to Partner at Partner’s first demand, in accordance with the collection procedures prescribed by Partner in writing from time to time. The Reseller shall not be entitled to delay delivery to Partner of any document signed by a new Subscriber, for any reason whatsoever.

21.8.	The Reseller shall make an outgoing call from each Prepaid Terminal Unit sold by it to a customer, before delivering it to the customer.

21.9.	The Reseller shall issue a receipt/invoice for each sale transaction of a Prepaid Terminal Unit. Partner shall be entitled to peruse such records.

22.	Purchase of Prepaid Terminal Units

22.1.	Partner shall provide the Reseller with Prepaid Terminal Units at the order of the Reseller, and subject to approval of each order, in whole or in part, by Partner, for their resale to end users.

22.2.	The Reseller undertakes to sell the Prepaid Terminal Units to end users in their original packaging, without breaking them down into their various components. In particular, the Reseller undertakes to sell the Prepaid Terminal Units only together with Prepaid Packages, not to replace the designated SIM card in the Terminal Unit with any other SIM card, and not to remove or conceal any legal or marketing material on or inside the packaging.

22.3.	The Reseller shall not sell Prepaid Terminal Units to entities whom the Reseller has reasonable grounds to believe that those entities do not intend to use the Prepaid Terminal Units for the use for which they were intended, but rather for purposes of commerce and fraud.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

22.4.	[*]

22.5.	Partner may distribute a Recommended Consumer Price list for all types of Prepaid Terminal Units, and update such from time to time at its absolute discretion.

22.6.	The Reseller shall not be entitled to return to Partner Prepaid Terminal Units purchased by it. Title to the Prepaid Terminal Units shall pass to the Reseller on the date of supply to the Reseller. Notwithstanding the provisions of this clause, each Quarter the parties shall discuss exceptional circumstances regarding return of Terminal Units, if and to the extent agreed upon between the Parties.

22.7.	Partner reserves the right to amend the method of sale regarding prepaid products during the term of the Agreement, and the Reseller shall not have any claim and/or suit against Partner in respect thereof.

23.	Swipe Cards

23.1.	Partner shall provide the Reseller with Swipe Cards in such amounts and such values as the Reseller may order from time to time, subject to the provisions of this clause.

23.2.	The Reseller undertakes to sell the Swipe Cards in their original packaging, without opening the packaging and without making any change to the Swipe Cards. In particular, the Reseller undertakes not to remove or conceal any legal or marketing material that might appear on or inside the packaging of the Swipe Cards.

23.3.	The price set out on a Swipe Card marks the amount of credit (in New Israeli Shekels) in the account of the user of a Prepaid Terminal Unit to make calls on the Orange Network in Israel. The price set out on the Card is also the Recommended Consumer Price.

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

23.4.	The Reseller shall not be entitled to return Swipe Cards purchased by it to Partner. Title to the Swipe Cards shall pass to the Reseller on the date of supply.

24.	Joint Marketing and Advertising Activities

24.1.	[*]

24.2.	[*]

24.3.	[*]

24.4.	Any advertisement containing the Reseller’s name shall be shown to the Reseller for its approval a reasonable time prior to its publication.

24.5.	[*]

24.6.	Partner shall inform the Reseller of marketing activities, plans and special offers first, before all of Partner’s other distribution channels.

25.	Intellectual Property and Trade Names

25.1.	The Reseller is not entitled to use Partner’s trade and brand name (either those currently in existence or any that may come into existence in the future), or Partner’s name in its advertisements, in signs at Super Link stalls, or in any other place, without the prior written consent of Partner. For the avoidance of doubt, it is declared that Partner’s placing of signs in the Super Link stalls constitutes consent for the purposes of this clause.

25.2.	The Reseller undertakes that the provisions of this clause shall be strictly maintained at all of the Super Link stalls.

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

25.3.	Any advertising of Partner’s Products, on the part of the Reseller, of any kind or type whatsoever, regarding the activity the subject of this Agreement and marketing at all Points of Sale, including with respect to the type and content of any advertisement, shall be carried out upon consultation with and prior approval of Partner.

25.4.	Each Party is the owner of all of the intellectual property in its name and brands, and in particular Partner shall have the rights in the name “Orange” and the Reseller shall have the rights in the “Superpharm” and “Super Link” brands, wholly and exclusively, and the provisions of this Agreement shall not afford either Party any right in the intellectual property of the other Party, with the exception of use for the purpose of marketing and sale under this Agreement.

25.5.	Rights Reserved: Each Party owns all of the rights, including the intellectual property rights, in the information transferred by it to the other Party, which shall not be entitled to make any use of such information other than for the purpose of performing this Agreement. For the purpose of the relationship between the Parties, information transferred by Partner relating to the creation of an interface with its Systems, shall be deemed to be Partner’s confidential proprietary information.

26.	Confidentiality

Throughout the term of this Agreement and even after termination thereof, the Parties shall maintain full and absolute confidentiality and shall make no use – other than for the purpose of fulfillment of their undertakings under the provisions of this Agreement or under the provisions of any law – of any commercial information regarding sales, marketing and distribution and any other commercial information of the other Party not in the public domain, which it acquired during the course of its activities under this Agreement.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

For the purpose of performance of their obligations under this clause, the Parties undertake to sign, and to have their employees or other person acting on their behalf who might come into contact with confidential information sign, a non-disclosure agreement in the form attached to this Agreement as Annex 26, and to take such steps as may be required in order to enforce performance of such undertaking.

The Parties agree that upon termination or expiration of this Agreement, they shall, upon demand, return all materials, in any form whatsoever, which might contain or which might disclose any confidential or proprietary information owned by the other Party and relating to this Agreement.

27.	Term of Agreement

27.1.	[*]

27.2.	[*]

27.3.	[*]

27.3.1.	[*]

27.3.2.	[*]

27.4.	[*]

27.5.	All payments under clause 27.3 above shall be linked to the Index, from the date of their issue until the date of actual payment in full. All payments, and all of the acts involved in transferring possession and title to the Stores and the Independent Counters, as the case may be, shall be made within 60 days of the date on which the Reseller gives notice of which alternative it has chosen.

27.6.	Notwithstanding the provisions of the first part of clause 27 above, the Parties may rescind this Agreement immediately in any event in which either of the Parties fundamentally breaches any of its obligations under this Agreement, and fails to remedy such breach within 30 days of the date on which the other Party demanded remedy of the breach and/or when a Party is unable to pay its debts and/or where winding up proceedings and/or receivership proceedings of any kind whatsoever have been commenced in respect of such Party, and are not cancelled within 30 days of the date of commencement thereof.

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

27.7.	All of the provisions of this Agreement and its Annexes shall apply during the Extended Term, unless otherwise expressly stated.

27.8.	[*]

27.9.	Nothing in this Agreement shall derogate from Partner’s right to cease providing the Services to any Customer at its discretion and in accordance with such agreements as it may make with the Customer, and the Reseller shall not have any claim in respect of the fact that the Services to any Customer were terminated by Partner.

27.10.	Amendment of Laws: Any amendment to the license to operate the Orange Network, and any amendment to any laws, regulations, rules or instructions which may affect this Agreement, shall oblige the Parties to act in a reasonable manner and where necessary to adjust to the new circumstances. Where any such adjustment makes performance of this Agreement unreasonably onerous, either Party may rescind the Agreement upon 30 days prior written notice, and the other Party shall be estopped from raising any claim, demand or suit in this regard against the rescinding Party.

28.	Limitation of Liability

28.1.	Neither the Parties nor their suppliers shall bear any liability for any incidental damage, consequential damage (including, without limitation, damage stemming from a disturbance to management of the business or from loss of business data), special damage or accidental damage, or for loss of profits or income, to the extent that such relates to this Agreement.

* Certain information on this page has been omitted and filed separately with the Commission.   Confidential Treatment has been requested with respect to the omitted portions.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

28.2.	Neither Party shall be liable to the other Party for damage caused as a result of circumstances of force majeure, which, for the purposes of this clause, shall include acts committed by third parties beyond the reasonable control of the affected Party.

29.	Deleted.

30.	Arbitration

30.1.	Any dispute in respect of this Agreement, and its validity, existence, performance or termination shall be referred to a single arbitrator for his decision (hereinafter: the “Arbitrator”). Either Party shall be entitled to contact the other Party with a request for appointment of an arbitrator as aforesaid, and the Parties shall mutually decide on the identity of the Arbitrator. Should the Parties fail to reach consent on the identity of the Arbitrator within 7 days of the date of the request, either of them may apply to the Chairman of the Israel Bar Association and request appointment of an arbitrator as aforesaid.

30.2.	The Arbitrator shall be exempt from the rules of procedure and evidence, but shall be subject to substantive law.

30.3.	The Arbitrator shall be required to give reasons for his ruling.

30.4.	The Arbitration shall only take place either in Tel Aviv or Herzliya.

30.5.	This clause constitutes an arbitration agreement for all intents and purposes as defined in the Arbitration Law, 5729-1968.

31.	General

31.1.	Any act required to be done under this Agreement, the doing of which requires a license or permit under any law, shall be carried out subject to the grant of such permit as aforesaid, without derogating from the undertakings of the Parties under this Agreement.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

31.2.	The Reseller hereby declares that it keeps books in accordance with the Public Bodies (Transactions) (Enforcement of Bookkeeping and Payment of Tax Liabilities) Law, 5736-1976, and that it shall provide Partner with a certificate regarding bookkeeping under the above Law, or an exemption from the requirement to keep books under such Law. For the avoidance of doubt, it is clarified that this undertaking shall be a condition for the performance of Partner’s obligations under this Agreement.

31.3.	This Contract shall be governed by the laws of the State of Israel and the competent court in the district of Tel Aviv-Yafo shall have exclusive jurisdiction with respect thereto.

31.4.	Partner shall be entitled to carry out audits – spot checks, planned checks or periodical checks – in order to ensure performance of this Agreement by the Reseller. The Reseller shall immediately implement Partner’s comments in respect of the quality of performance of the acts set forth in this Agreement.

31.5.	Neither Party may transfer or assign any of its rights or obligations under this Agreement, and no such transfer or assignment shall be valid unless the consent for such is received in writing and in advance from the other Party, all subject to Superpharm’s franchise method.

31.6.	Entire Agreement: This Agreement encompasses all agreements, representations and declarations by the Parties. Any representation or understanding, written or verbal, not expressly set forth in this Agreement, shall be deemed null and void.

31.7.	No Waiver: No waiver, amendment or variation of this Agreement by act, omission or conduct shall have any force unless expressly approved in writing by both Parties.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

31.8.	Those provisions of this Agreement concerning confidentiality, limitation of liability, insurance, indemnity and the “general” clause shall remain in force even after termination of the Agreement.

31.9.	All the Parties’ undertakings under this Agreement are subject to the provisions of any law, and neither Party shall be deemed to be in breach in the event that it fails to fulfill its undertakings under this Agreement due to any judicial order preventing it from doing so, or due to any other legal impediment.

31.10.	The addresses of the Parties for the purposes of this Agreement shall be as follows:

Partner:	8 Amal Street, Rosh Ha'ayin

Superpharm:	16 Shenkar Street, Herzliya Pituach

Or any other address notified by one Party to the other Party at least fifteen (15) days in advance.

31.11.	All notices delivered by one Party to the other under or by virtue of this Agreement shall be in writing and may be delivered by any means of delivery possible (save for notices in respect of which special provisions have been made under this Agreement).

31.12.	A notice as aforesaid sent by registered mail shall be deemed to have reached its destination four days after the date of its dispatch as aforesaid; a notice as aforesaid sent by facsimile and/or by courier before 12:00 pm shall be deemed to have reached its destination on the date of transmission and/or delivery as aforesaid, as the case may be, and if after 12:00 pm, to have reached its destination on the following business day, to the above addresses.

-CONFIDENTIAL-
This document contains proprietary information of Partner Communications Company
Ltd. and may not be reproduced, copied, disclosed or utilized in any way, in whole or in part, without prior written consent.

In witness whereof, we have hereunto set our hands:

/s/ Amikam Cohen, /s/ Haim Romano /s/ Zion Ginat ________________________________ Partner Communications Company Ltd. By Messers. Amikam Cohen, Haim Romano and Zion Ginat	/s/ Mr. Lior Rotblit ______________________ Superpharm (Israel) Ltd. By Mr. Lior Rotblit